UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 18, 2007

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	0001260793	56-2356626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, MA 02108-4406
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (617) 624-8900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 18, 2007, Boston Capital Real Estate Investment Trust, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s board of directors has authorized the Company to suspend sales under its current plan of distribution with regard to its best-efforts offering of securities, as soon as practicable, but in any event no later than April 30, 2007, and authorized the Company’s Advisor, Boston Capital REIT Advisors, LLC, to hire an investment banking firm to assist the board in exploring a broad range of strategic alternatives to maximize shareholder value.  Goodwin Procter LLP will assist the Company as legal adviser in connection with exploring such alternatives.

In addition, the Company also announced that the Company’s board of directors has authorized distributions to its investors for May 2007 and June 2007.  Each distribution is equivalent to an annual rate of six percent (6%) (assuming the share was purchased for $10) and is expected to constitute a return of capital for tax purposes.

The Company’s board of directors authorized a distribution for May 2007 in the amount of $0.00164384 per share, per day and pro-rated for the period of ownership.  The distribution is authorized as of daily record dates throughout the month of May and will be aggregated and paid in cash on June 21, 2007.

The Company’s board of directors authorized a distribution for June 2007 in the amount of $0.00164384 per share, per day and pro-rated for the period of ownership.  The distribution is authorized as of daily record dates throughout the month of June and will be aggregated and paid in cash on July 23, 2007.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2007	BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

	By:	/s/ Marc N. Teal
	Name:	Marc N. Teal
	Title:	Chief Financial Officer

Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 18, 2007.

BOSTON CAPITAL REIT ANNOUNCES CHANGES TO ITS PLAN OF DISTRIBUTION AND AUTHORIZES DIVIDEND

Boston, April 18, 2007 —Boston Capital Real Estate Investment Trust, Inc. (the “Company”) today announced that the Company’s board of directors has authorized the Company to suspend sales under its current plan of distribution with regard to its best-efforts offering of securities, as soon as practicable, but in any event no later than April 30, 2007, and authorized the Company’s Advisor, Boston Capital REIT Advisors, LLC, to hire an investment banking firm to assist the board in exploring a broad range of strategic alternatives to maximize shareholder value.  Goodwin Procter LLP will assist the Company as legal adviser in connection with exploring such alternatives.

In addition, the Company also announced that the Company’s board of directors has authorized distributions to its investors for May 2007 and June 2007.  Each distribution is equivalent to an annual rate of six percent (6%) (assuming the share was purchased for $10) and is expected to constitute a return of capital for tax purposes.

The Company’s board of directors authorized a distribution for May 2007 in the amount of $0.00164384 per share, per day and pro-rated for the period of ownership.  The distribution is authorized as of daily record dates throughout the month of May and will be aggregated and paid in cash on June 21, 2007.

The Company’s board of directors authorized a distribution for June 2007 in the amount of $0.00164384 per share, per day and pro-rated for the period of ownership.  The distribution is authorized as of daily record dates throughout the month of June and will be aggregated and paid in cash on July 23, 2007.

This release contains forward-looking statements relating to the business and financial outlook of the Company that are based on our current expectations, estimates, forecasts and projections, and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include the possibility that the exploration of strategic alternatives will not result in a transaction, as well as those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and other filings of the Company with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

About Boston Capital:

Boston Capital, headquartered in Boston, MA, is a real estate investment and advisory firm specializing in real estate and tax advantaged investments. As of January 2007, Boston Capital’s holdings included over 2,700 multifamily apartment properties in 48 states and the District of Columbia, constituting nearly 157,000 apartments with a development cost in excess of $11.5 billion. Boston Capital is the fourth largest owner/investor of apartment properties in the country and the 11th largest owner of real estate property in general.

For more information contact:

David Gasson
Vice President
Director of Corporate Communications
Boston Capital
One Boston Place
Boston, MA 02108-4406

(617) 624-8896
dgasson@bostoncapital.com